SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          --------------------------


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE


                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


       Date of Report (Date of Earliest Event Reported):  April 1, 1995


                            NATIONSBANK CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)



     North Carolina                1-6523                 56-0906609
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(State of Incorporation)       (Commission         (IRS Employer
                               File Number)        Identification No.)





       NationsBank Corporate Center, Charlotte, North Carolina 28255
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(Address of Principal Executive Offices)                       (Zip Code)




                               (704) 386-5000
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           (Registrant's Telephone Number, including Area Code)






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ITEM 5.  OTHER EVENTS.

     Agreement for Data Processing Services. NationsBanc Services, Inc., an indirect wholly owned subsidiary of the registrant ("NationsBanc Services"), and Perot Systems Corporation, a Texas corporation ("PSC"), terminated their Agreement for Data Processing Services, dated as of October 30, 1991 (the "1991 Agreement"), and entered a four-year Agreement which became effective on April 1, 1995 (the "1995 Agreement"). NationsBanc Services assumed from PSC data processing, operations and support services for the registrant and substantially all of its affiliates. These data processing services, which were formerly performed by PSC under the 1991 Agreement, are now performed by NationsBanc Services through various facilities, including the central computer center in Richardson, Texas and a computer facility in Charlotte, North Carolina (collectively, the "Data Centers") and the telecommunications network that connects the Data Centers with regional sites of the registrant and its subsidiaries.

     Pursuant to the terms of the 1995 Agreement, PSC will continue to provide certain employees to assist NationsBanc Services in the performance of data processing services, as well as technical and programming personnel to assist NationsBanc Services in the development and implementation of certain projects. Over the four-year term of the 1995 Agreement, PSC will receive aggregate fees of $92 million for this employee support.

     In addition to the assumption of data processing services under the 1995 Agreement, NationsBanc Services purchased all PSC-owned assets, licensed software and certain leased assets used in the operation of the Data Centers. NationsBanc Services will also assume the leases of the building and improvements at the Richardson, Texas Data Center.

     The 1995 Agreement will terminate on March 31, 1999. In addition, NationsBanc Services may terminate the 1995 Agreement if PSC ceases its data processing business or if PSC fails to provide at least 70% of the employees required under the 1995 Agreement. In the event PSC terminates the 1995 Agreement as the result of a NationsBanc Services breach, NationsBanc Services is required to pay PSC $5 million, together with the present value of all unpaid annual fees (reduced by any costs and expenses which are reasonably expected to be avoided as a result of termination) and all other reasonable termination costs. In the event of a breach by PSC, NationsBanc Services generally may not recover damages from PSC exceeding $1 million per event or $3 million in the aggregate.
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
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          NATIONSBANK CORPORATION



                                          By: /s/ Charles M. Berger
                                          --------------------------
                                          Charles M. Berger
                                          Associate General Counsel




Dated:  May 16, 1995
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